--------------------------------------------------------------------------------
If you wish to CONVERT your Varlen Corporation 6 1/2% Convertible Subordinated Debentures due 2003, into Varlen Corporation Common Stock ("Common Stock"), your Debenture certificates (the "Certificates") and related Letter of Transmittal must be RECEIVED BY Harris Trust and Savings Bank, the Trustee, at the address set forth below prior to the close of business on September
   3, 1997. See instructions herein.

                                                                 August 20, 1997

                             LETTER OF TRANSMITTAL

                               VARLEN CORPORATION

 (To accompany Certificates for 6 1/2% Convertible Subordinated Debentures due
                                      2003
           surrendered for conversion into shares of Common Stock of Varlen Corporation or surrendered for redemption as described below.)

    If you wish to convert your Debenture(s) into shares of Common Stock, then the Certificate(s) for Debenture(s) and related Letter of Transmittal must be RECEIVED by Harris Trust and Savings Bank, the Trustee, at the address set forth below prior to the close of business on SEPTEMBER 3, 1997. See Instruction 2 below. If you wish to surrender your Debenture(s) for redemption, such Debenture(s) must be surrendered to the Trustee at the address set forth below. See Instruction 3 below.

                   TO: HARRIS TRUST AND SAVINGS BANK, TRUSTEE
                             311 WEST MONROE STREET
                            CHICAGO, ILLINOIS 60606
                             ATTENTION: DAN DONOVAN
                                 (312) 461-2908

         Note: The close of business is 5:00 p.m., New York City time.

                           The Information Agent is:
                             D. F. King & Co., Inc.
                                77 Water Street
                            New York, New York 10005
                     FOR INFORMATION, CALL: (800) 755-7250

Ladies and Gentlemen:

    Reference is made to the Notice of Redemption dated August 20, 1997, receipt of which is hereby acknowledged, with respect to the call for redemption of all of 6 1/2% Convertible Subordinated Debentures due 2003 of Varlen Corporation (the "Company"). All Debentures have been called for redemption for cash on September 4, 1997 (the "Redemption Date") in an amount equal to $1,039.00 per $1,000 principal amount of Debentures, plus accrued and unpaid interest to, but not including, the Redemption Date, for an aggregate redemption price of $1,055.79 per $1,000 principal amount of Debentures (the "Redemption Price"). The Debentures are subject to the terms of the Indenture, dated May 27, 1993, between Harris Trust and Savings Bank and the Company. Surrendered herewith are Certificate(s) representing Debenture(s) numbered as listed below:

                PLEASE FOLLOW CAREFULLY THE INSTRUCTIONS HEREIN

-------------------------------------------------------------------------------------------
                                          ITEM A.
                            DESCRIPTION OF DEBENTURES PRESENTED
-------------------------------------------------------------------------------------------
  NAME AND ADDRESS OF REGISTERED HOLDER
 (IF THE NAME AND ADDRESS SHOWN ARE NOT                CERTIFICATES TRANSMITTED
                CURRENT,                    (PLEASE FILL IN NUMBERS AND AMOUNTS AND ATTACH
 PLEASE INDICATE ANY CHANGES NECESSARY.)      SIGNED LIST IF SPACE BELOW IS INADEQUATE.)
-------------------------------------------------------------------------------------------
                                            CERTIFICATE NUMBER(S)      PRINCIPAL AMOUNT
                                           ------------------------------------------------

                                           ------------------------------------------------

                                           ------------------------------------------------

                                           ------------------------------------------------

                                           ------------------------------------------------

                                           ------------------------------------------------

                                           ------------------------------------------------

                                           ------------------------------------------------

                                           ------------------------------------------------

                                           ------------------------------------------------

                                           ------------------------------------------------

                                                                    TOTAL
                                                                    PRINCIPAL
                                                                    AMOUNT $
-------------------------------------------------------------------------------------------

                                   ITEM B.
                              ELECTION BY HOLDER

       THE DEBENTURE(S) REPRESENTED BY THE CERTIFICATE(S) LISTED ABOVE
           ARE TRANSMITTED HEREWITH FOR THE ACTION INDICATED BELOW:

Indicate Choice by Checking Only One Box:

/ / ALTERNATIVE NO. 1: Conversion into Common Stock, $0.10 par value per share, of the Company (the "Common Stock"), at a conversion price of $22.5893 per share of Common Stock, into 44.2688 shares of Common Stock for each $1,000 principal amount of Debentures, with cash in lieu of any fractional shares. (See Instruction 2 below.)

/ / ALTERNATIVE NO. 2: Redemption at the price of $1,039.00 per $1,000 principal amount of Debentures, plus accrued and unpaid interest of $16.79 to, but not including, the Redemption Date, for an aggregate redemption price of $1,055.79 per $1,000 principal amount of Debentures surrendered hereby. (See Instruction 3 below.)

SO LONG AS THE MARKET PRICE OF A SHARE OF COMMON STOCK IS MORE THAN $23.85 PER SHARE, THE SHARES OF COMMON STOCK AND CASH IN LIEU OF FRACTIONAL SHARES WHICH HOLDERS WOULD RECEIVE UPON CONVERSION OF THEIR DEBENTURE(S) WOULD HAVE A GREATER MARKET VALUE THAN THE CASH THAT SUCH HOLDERS WOULD RECEIVE UPON REDEMPTION OF SUCH DEBENTURES. ON THE BASIS OF THE LAST REPORTED SALE PRICE OF THE COMMON STOCK ON THE NASDAQ STOCK MARKET ON AUGUST 18, 1997 OF $32.375 PER SHARE, THE 44.2688 SHARES OF COMMON STOCK INTO WHICH EACH $1,000 PRINCIPAL AMOUNT OF OUSTANDING DEBENTURES ARE CONVERTIBLE HAD A VALUE EQUIVALENT TO APPROXIMATELY $1,433.20. IT SHOULD BE NOTED, HOWEVER, THAT THE TRADING PRICE OF THE COMMON STOCK RECEIVED UPON CONVERSION WILL FLUCTUATE IN THE MARKET, AND THE HOLDER MAY INCUR VARIOUS EXPENSES OF SALE IF SUCH COMMON STOCK IS SOLD IN THE MARKET. IN LIGHT OF THE FOREGOING, HOLDERS OF DEBENTURE(S) ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE COMMON STOCK BEFORE MAKING THEIR ELECTIONS.
                           ------------------------

IF YOU WISH TO CONVERT YOUR DEBENTURE(S), your Certificate(s) together with this properly executed Letter of Transmittal must be received as described herein no later than the close of business on September 3, 1997.

IF NO BOX IS CHECKED, the delivery of Certificates for Debentures together with this properly executed Letter of Transmittal prior to the close of business on September 3, 1997, to the Trustee at the address set forth above will be treated as an instruction to convert such Debentures into shares of Common Stock as described in Alternative No. 1 above.

DEBENTURES RECEIVED AFTER THE CLOSE OF BUSINESS ON SEPTEMBER 3, 1997 will be redeemed in cash for the Redemption Price (which includes accrued and unpaid interest to, but not including the, Redemption Date) regardless of which or whether any choice is indicated.

                                    ITEM C.
                  SPECIAL ISSUANCE AND/OR PAYMENT INSTRUCTIONS

      To be completed ONLY if Common Stock certificate(s) and/or check(s) are to be issued in a name other than as indicated in Item A above. In addition, if Common Stock certificate(s) and/or check(s) are to be issued in a name other than as indicated in Item A above, the Certificate(s) for Debenture(s) surrendered must be accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or his duly authorized attorney. See Instructions 4 and 5 below. (Unless otherwise indicated in Item D, Common Stock certificate(s) and/or check(s) will be mailed to the address indicated in this Item C.)

  Issue to:

  Name _______________________________________________________________________
                                 Type or Print
  Address ____________________________________________________________________
  ____________________________________________________________________________
                                    Zip Code

   __________________________________________________________________________
                 Social Security Number or Employer I.D. Number

                                    ITEM D.
                          SPECIAL MAILING INSTRUCTIONS

      To be completed ONLY if Common Stock certificate(s) and/or check(s) are to be mailed to an address other than as indicated in Item A or Item C. See Instructions 1, 2, and 3 below.

  Mail to:

  Name _______________________________________________________________________

                                 Type or Print

  Address ____________________________________________________________________

  ____________________________________________________________________________

                                    Zip Code

                                    ITEM E.
                              REQUIRED SIGNATURES

      The signature(s) on this Letter of Transmittal must correspond exactly with the name(s) of the: (1) registered owner(s) of the Debenture Certificate(s) transmitted herewith or (2) person(s) to whom each such Certificate(s) have been properly assigned and transferred, in which case evidence of transfer must accompany this Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, an officer of a corporation or other persons acting in a fiduciary or representative capacity, please so indicate and submit proper supporting evidence. See Instructions 1, 4, 5 and 6 below.

  Dated: _____________________________________________________________________
  Signature: _________________________________________________________________
  Telephone: (    ) __________________________________________________________
  Social Security Number or

    Employer I.D. Number: ____________________________________________________

                                    ITEM F.
                              SIGNATURE GUARANTEE
                                (IF APPLICABLE)

      A signature guarantee MUST be provided if Common Stock certificate(s) and/or check(s) are to be delivered, or to be issued, in a name other than that of the registered owner of the Debenture(s). See Instructions 4 and 5 below.

  Dated: _____________________________________________________________________

  Name of Firm: ______________________________________________________________

  Address of Firm: ___________________________________________________________

  By: ________________________________________________________________________

                                       (--
                                       PLEASE
                                       SIGN
                                       HERE

--------------------------------------------------------------------------------------------------------------
                                                   ITEM G.
                                          IMPORTANT TAX INFORMATION
--------------------------------------------------------------------------------------------------------------

          Complete and Sign Substitute Form W-9 in addition to the Signature(s) required in Item E.
                                            (See Instruction 10.)

                                                         PAYOR'S NAME: VARLEN CORPORATION
--------------------------------------------------------------------------------------------------------------
 Name as shown on account (If joint account, list first and circle name of the person or entity whose number you enter in Part 1 below).
--------------------------------------------------------------------------------------------------------------
 Address (If address is not completed, signature below will constitute a verification that the above address is correct.)
--------------------------------------------------------------------------------------------------------------

 City, State and ZIP Code
--------------------------------------------------------------------------------------------------------------
               SUBSTITUTE                 Part 1: PLEASE PROVIDE YOUR TIN
                FORM W-9                  IN THE BOX AT RIGHT AND CERTIFY
                                          BY SIGNING AND DATING BELOW
                                                                             ---------------------------------
                                                                             Social Security Number
                                                                             OR
                                                                             Employer Identification Number

                                          --------------------------------------------------------------------

      Payor's Request for Taxpayer        Part 2: Awaiting TIN  / /
      Identification Number (TIN)
--------------------------------------------------------------------------------------------------------------

 CERTIFICATION -- Under penalties of perjury, I certify that:

 (1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

 (2) I am not subject to backup withholding under the provisions of Section 3406 of the Internal Revenue Code because: (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue
 Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

 CERTIFICATION INSTRUCTION -- You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return.
 However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).
--------------------------------------------------------------------------------------------------------------

 Signature -------------------------------
 Date-------------

--------------------------------------------------------------------------------------------------------------

               YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU
                CHECKED THE BOX IN PART 2 OF SUBSTITUTE FORM W-9
             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

    I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future.I understand that, notwithstanding that I have checked the box in Part 2 (and have completed this Certificate of Awaiting Taxpayer Identification Number), all reportable payments made to me prior to the time I provide the Trustee with a properly certified taxpayer identification number will be subject to a 31% backup withholding tax.

Signature
------------------------
Date
------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

                                  INSTRUCTIONS

1.  GENERAL

    Please do not send Certificate(s) evidencing Debenture(s) directly to the Company. Your Certificate(s) evidencing Debenture(s), together with your signed and completed Letter of Transmittal and any required supporting documents (see Instructions 4 and 5 below), should be mailed in the enclosed addressed envelope, or otherwise delivered, to Harris Trust and Savings Bank, at the appropriate address as set forth herein. THE METHOD OF DELIVERY IS AT THE OPTION AND RISK OF THE HOLDER BUT, IF MAIL IS USED, IT IS RECOMMENDED THAT REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, BE USED AS A PREVENTION AGAINST LOSS (THOUGH USE OF THAT METHOD OF DELIVERY MAY RESULT IN DELAY), AND THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF SEPTEMBER 3, 1997, TO PERMIT DELIVERY AS DESCRIBED HEREIN ON OR BEFORE SUCH DATE. SINCE IT IS THE TIME OF RECEIPT, RATHER THAN THE TIME OF MAILING, THAT DETERMINES WHETHER DEBENTURES HAVE BEEN PROPERLY TENDERED FOR CONVERSION, SUFFICIENT TIME SHOULD BE ALLOWED FOR DEBENTURES SENT BY MAIL TO BE RECEIVED PRIOR TO THE CLOSE OF BUSINESS ON SEPTEMBER 3, 1997 (THE "CONVERSION EXPIRATION DATE").

    ITEMS A, B, E AND G OF THIS LETTER OF TRANSMITTAL MUST BE COMPLETED IN ALL CASES. IF IN ANY CASE YOU WISH A COMMON STOCK CERTIFICATE AND/OR CHECK TO BE ISSUED IN A NAME OTHER THAN THAT SHOWN IN ITEM A, YOU MUST COMPLETE ITEMS C AND
F. IF IN ANY CASE YOU WISH A COMMON STOCK CERTIFICATE AND/OR CHECK TO BE MAILED TO AN ADDRESS OTHER THAN THAT SHOWN IN ITEM A OR ITEM C, YOU MUST COMPLETE ITEM D.

2.  CONVERSION OF YOUR DEBENTURE(S)

    If you wish to convert your Debenture(s) into Common Stock, your Certificate(s) evidencing Debenture(s) and a properly completed Letter of Transmittal must be received prior to the close of business on September 3, 1997, by HARRIS TRUST AND SAVINGS BANK, TRUSTEE, 311 WEST MONROE STREET, CHICAGO, ILLINOIS 60606, ATTENTION: DAN DONOVAN. If you have elected (or have been deemed to have elected) to convert your Debenture(s) into Common Stock, your signature in Item E above constitutes an assignment of the Certificate(s) described in Item A. Your conversion will be effective immediately prior to the close of business on the date (if on or prior to September 3, 1997) on which your Certificate(s) evidencing Debenture(s) and a properly completed Letter of Transmittal or other proper written notice are received at the address set forth above.

    No payments or adjustments in respect of interest will be made upon the conversion of any Debenture.

    If more than one Debenture is surrendered for conversion at any one time under the same Letter of Transmittal or other notice by the same holder, the number of shares of Common Stock issuable upon conversion of such Debenture will be computed upon the basis of the aggregate number of Debentures so surrendered. Holders are also entitled to convert fewer than all Debentures they hold, provided that any conversions are for amounts of Debentures in integral multiples of $1,000. If only a portion of the Debentures evidenced by a Certificate surrendered for conversion are to be converted, subject to provision for payment of taxes as described below, the Trustee shall issue and deliver to such holder (or such holder's designee if so indicated in Item C) a new Certificate or Certificates evidencing the principal amount which shall not have been converted, provided that, after the Conversion Expiration Date, no such Certificate will be issued and all such Debentures shall be redeemed as described herein.

    Upon conversion, a single Common Stock certificate will be issued unless you give written instructions to the contrary. Subject to the payment of taxes as described below, the Common Stock certificate, fractional share check and (except as described above) Certificate for any unconverted principal amount of Debentures will be mailed by first class mail, postage prepaid, as soon as possible after receipt of your Debenture(s).

    No fractional shares of Common Stock will be issued upon conversion of any Debentures. In lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of Debentures surrendered for conversion at one time by the same holder, such holder will be paid an amount in cash equal to the same fraction of the Closing Price (as hereinafter defined) of the Common Stock on the date such conversion becomes effective as described above. "Closing Price" for any date means the last reported sales price regular way or, in the case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the Nasdaq Stock Market.

    If the Common Stock certificate, fractional share check and Certificate for any unconverted Debentures are to be issued in the same name(s) as that in which the Certificate(s) evidencing Debenture(s) transmitted herewith is registered, complete Items A, B, E and G. See Instruction 4 below.

    If the Common Stock certificate, fractional share check and Certificate for any unconverted Debentures are to be issued in different name(s) than those indicated in Item A, see Instructions 4 and 5 below, and complete Items C and F, in addition to all other applicable Items.

    If the Common Stock certificate, fractional share check and Certificate for any unconverted Debenture(s) are to be mailed to an address other than as indicated in Item A or Item C, complete Item D, in addition to all other applicable Items.

3.  REDEMPTION OF YOUR DEBENTURE(S) ON THE REDEMPTION DATE

    Any Debentures received after the close of business on the September 3, 1997 will be redeemed on the Redemption Date for cash in an amount equal to $1,039.00 per $1,000 amount of Debentures, plus accrued and unpaid interest of $16.79 to, but not including, the Redemption Date, for an aggregate Redemption Price of $1,055.79 per $1,000 principal amount of Debentures. To receive the Redemption Price for any such Debenture(s), the holder thereof must surrender the Certificate(s) evidencing such Debenture(s) to HARRIS TRUST AND SAVINGS BANK, TRUSTEE, 311 WEST MONROE STREET, CHICAGO, ILLINOIS 60606, ATTENTION: DAN DONOVAN, with a duly executed Letter of Transmittal. As of the close of business on the Redemption Date, regardless of whether the Certificate(s) evidencing any such Debentures shall have been surrendered, all such Debenture(s) shall be deemed no longer to be outstanding, interest with respect to such Debenture(s) shall cease to accrue, and all rights of the holder with respect to such Debenture(s) shall forthwith cease and terminate, except for the right to receive the Redemption Price for each such Debenture in cash, without interest, upon surrender of the Certificate(s) therefor. Subject to provision for transfer taxes, a check will be mailed to you promptly after the surrender of the Certificate therefor.

    If the check is to be issued is the same name(s) in which the Certificate(s) evidencing Debenture(s) transmitted herewith are registered, complete Items A, B, E and G. See Instruction 4 below.

    If the check is to be issued in different name(s) than those indicated in Item A, see Instructions 4 and 5, and complete Items C and F, in addition to all other applicable Items.

    If the check is to be mailed to an address other than as indicated in Item A or Item C, complete Item D, in addition to all other applicable Items.

4.  SIGNATURE, ASSIGNMENTS AND SIGNATURE GUARANTEE REQUIREMENTS

    If this Letter of Transmittal is signed in Item E by the registered holder(s) of the Debenture(s) transmitted herewith, the signature(s) must correspond exactly with the name(s) of such registered holder(s).

    If this Letter of Transmittal is signed in Item E by trustees, executors, administrators, guardians, attorneys-in-fact, an officer of a corporation or other persons acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Company of their authority so to act must be submitted.

    If the Letter of Transmittal is signed in Item E by someone other than the registered owner who is not a person described in the preceding paragraph, the Certificate(s) evidencing Debenture(s) must be properly endorsed, so that such endorsement is signed exactly as the name(s) of the registered owner(s) appear on the Certificate(s) evidencing Debenture(s).

    If the Certificate(s) evidencing Debenture(s) are endorsed by or signed by trustees, executors, administrators, guardians, attorneys-in-fact, an officer of a corporation or other persons acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Company of their authority so to act must be submitted.

    If you have completed Item C regarding special issuance and/or payment instructions, the signature on this Letter of Transmittal must be guaranteed, in the space provided in Item F, by a member of or a participant in Securities Transfer Trustee's Medallion Program (STAMP), The New York Stock Exchange Medallion Signature Program (MSP) or The Stock Exchanges Medallion Program
(SEMP) or a registered depositary as defined in the Securities Exchange Act of 1934, as amended.

5.  CERTIFICATE, CHECK OR RECEIPT TO BE ISSUED IN A DIFFERENT NAME

    If a Common Stock certificate, a check or a Certificate for any unconverted Debentures is to be issued in a name other than that of the registered owner of the Debenture(s), the Certificate(s) evidencing such Debenture(s) must be properly endorsed, or properly executed by the registered owner(s), so that such endorsement is signed exactly as the name(s) of the registered owner(s) appear on the Certificates representing Debenture(s) and the signature(s) must be properly guaranteed by a member of or a participant in Securities Transfer Trustee's Medallion Program (STAMP), The New York Stock Exchange Medallion Signature Program (MSP) or The Stock Exchanges Medallion Program (SEMP) or a registered depositary as defined in the Securities Exchange Act of 1934, as amended. Complete Items A, B, C, E, F and G. See Instruction 4 above.

6.  JOINT HOLDERS AND DEBENTURE(S) CERTIFICATES REGISTERED IN DIFFERENT NAMES

    If Certificate(s) evidencing Debenture(s) are tendered by joint holders or owners, all such persons must sign the Letter of Transmittal in Item E. If Certificate(s) evidencing Debenture(s) are registered in different names or forms of ownership, separate Letters of Transmittal must be completed, signed and returned for each different registration. See Instruction 5 above.

7.  TAXES ON CONVERSIONS

    The Company will pay any and all original issuance, transfer, stamp and other similar taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Debentures pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the holder of the Debenture(s) to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

8.  LOST OR DESTROYED CERTIFICATES FOR DEBENTURE(S)

    If your Certificate(s) evidencing Debenture(s) have been either lost or destroyed, notify the Trustee of this fact promptly at the address set forth above or by telephoning (312) 461-2908. You will then be instructed as to the steps you must take in order to convert your Debenture(s) into Common Stock or to have your Debenture(s) redeemed. This Letter of Transmittal and related documents cannot be processed until the lost certificates procedures have been completed.

9.  QUESTIONS ON HOW TO SUBMIT YOUR CERTIFICATE(S) EVIDENCING DEBENTURE(S)

    Questions and requests for assistance on how to submit your Certificate(s) evidencing Debenture(s), as well as requests for additional copies of the Notice of Redemption or this Letter of Transmittal, should be directed to D. F. King & Co., Inc. at the address set forth herein or by telephoning (800) 755-7250.

10.  31% BACKUP WITHHOLDING

    In order to avoid "backup withholding" of Federal income tax on the cash received upon the surrender of Debenture(s) for conversion, sale or redemption, the holder must, unless an exemption applies, provide his or its correct taxpayer identification number ("TIN") on Substitute Form W-9 on this Letter of Transmittal and certify, under penalties of perjury, that such number is correct and that he or it is not subject to backup withholding. If the correct TIN is not provided, or if any other information is not correctly provided, a penalty of up to $500 may be imposed by the Internal Revenue Service (plus additional penalties if a holder willfully makes a false certification) and payments made with respect to the surrendered Debenture(s) may be subject to backup withholding of 31%.

    Backup withholding is not an additional Federal income tax. Rather, the Federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the Internal Revenue Service.

    The TIN to be provided on the Substitute Form W-9 is that of the registered holder(s) of the Debenture(s). The TIN for an individual is his social security number. The box in Part 2 of the Substitute Form W-9 may be checked if the person surrendering the Debenture(s) has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 2 is checked, the person surrendering the Debenture(s) must also complete the Certificate of Awaiting Taxpayer Identification Number contained in the Substitute Form W-9 in order to avoid backup withholding. Notwithstanding that the box in Part 2 is checked (and the Certificate of Awaiting Taxpayer Identification Number is completed), the Trustee will withhold 31% on any payment with respect to the Debenture(s) made prior to the time it is provided with a properly certified TIN.

    Exempt persons (including, among others, corporations) are not subject to backup withholding. A foreign individual may qualify as an exempt person by submitting a statement, signed under penalties of perjury, certifying such person's foreign status. Such statements can be obtained from the Trustee. A holder should consult his tax advisor as to his qualification for an exemption from backup withholding and the procedure for obtaining such exemption.

    For additional guidance, see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.